UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2013

B456 SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34463	04-3583876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B456 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 778-5700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

As previously disclosed, on October 16, 2012, B456 Systems, Inc. (“B456” or the “Company”) and all of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 cases are jointly administered under the caption “In re B456 Systems, Inc., et. al.” Case No. 12-12859.

In December 2012, the Company announced that, pursuant to an auction conducted pursuant to Section 363 of the Bankruptcy Code, it had reached agreement on the terms of an asset purchase agreement with Wanxiang America Corporation (“Wanxiang”) through which Wanxiang would acquire substantially all of B456’s assets for $256.6 million in cash and an additional asset purchase agreement with Navitas Systems LLC (“Navitas”) through which Navitas would acquire B456’s Ann Arbor Michigan-based government business, including all U.S. Military contracts, for $2.25 million in cash (together, the “Proposed Sales”).  On December 11, 2012, the Bankruptcy Court issued an order approving the Proposed Sales, and on January 29, 2013, the Company announced that it had completed the Proposed Sales.

On February 6, 2013, the Company filed with the Bankruptcy Court a proposed Joint Plan of Liquidation (as amended, the “Proposed Plan”) and related disclosure statement (as amended, the “Disclosure Statement”).  The Proposed Plan and Disclosure Statement were previously attached to the Registrant’s Form 8-K filed on February 8, 2013 as Exhibits 99.1 and 99.2.  On March 13, 2013, the Bankruptcy Court entered an order approving the Disclosure Statement, and the Company began the solicitation process for the Proposed Plan.  On May 20, 2013, the Bankruptcy Court confirmed the Proposed Plan, as modified (the “Plan”) in a Confirmation Order (the “Confirmation Order”).  A copy of the Confirmation Order, including the Plan (as entered by the Bankruptcy Court) is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Plan is not yet effective. In accordance with the Plan, the Plan will become effective upon the satisfaction or waiver of certain conditions precedent. The Company anticipates that the effective date of the Plan will not occur before June 10, 2013.

The Registrant cautions investors not to place undue reliance upon the information contained in the Plan and the related schedules (collectively the “Disclosure Package”). The Disclosure Package was not audited or reviewed by independent accountants, will not be subject to audit or review by the Registrant’s external auditors at any time in the future, is in a format consistent with applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurances that, from the perspective of an investor or potential investor in the Registrant’s securities, the Disclosure Package is accurate or complete.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Confirmation Order of the United States Bankruptcy Court for the District of Delaware dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B456 SYSTEMS, INC.
(Registrant)

Date: May 24, 2013	By:	/s/ Eric J. Pyenson
		Name:	Eric J Pyenson
		Title:	General Counsel